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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 1997



                         THE STANDARD REGISTER COMPANY



                      Incorporated under the laws of Ohio




Commission File No. 01-1097           IRS Employer Identification No. 31-0455440



600 Albany Street, Dayton, Ohio                                  45401
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (937) 443-1000
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               Registrant's Telephone Number, Including Area Code


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Item 2.  Acquisition or Disposition of Assets

On December 31, 1997, The Standard Register Company (the "Registrant") acquired all of the outstanding shares of stock of Settsu Holding Corp., Settsu-Uarco Holdings, Inc., Uarco Incorporated and United Autographic Register Co. by a cash payment of $245 million. Settsu-Uarco Holdings, Inc. is a wholly-owned subsidiary of Settsu Holding Corp. Uarco Incorporated is a wholly-owned subsidiary of Settsu-Uarco Holdings, Inc. United Autographic Register Co. is a wholly-owned subsidiary of Uarco Incorporated. The cash payment was provided from available corporate cash and a new revolving credit agreement underwritten by KeyBank National Association.

Settsu Holding Corp., operating under the name of Uarco Incorporated, was a wholly-owned subsidiary of Settsu Corporation of Osaka, Japan. Uarco Incorporated produces and markets business forms, pressure sensitive labels, business equipment supplies, and workflow systems to the U.S. market. The business acquired is similar to that being conducted by the Registrant and the Registrant intends to continue such use.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

   (a) Financial Statements of Business Acquired and (b) Pro Forma Financial Information

The financial statements required by this item with respect to the Registrant's acquisition of Uarco, reported under Item 2, will be filed by amendment to this Form 8-K no later than 60 days after January 15, 1998.

   (c)  Exhibits

        10 - Material Contracts

                Stock Purchase Agreement dated November 26, 1997.



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                                   SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE STANDARD REGISTER COMPANY




                           By: /s/ C. J. Brown
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                              C.J. Brown, Senior Vice President, Administration,
                                  Treasurer & Chief Financial Officer





Dated  January 15, 1998